EXHIBIT 23.7


                             CONSENT OF TAX COUNSEL


        We hereby consent to the use, in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our name as special tax counsel to Prime Cable of Alaska, L.P. in the rendering of certain opinions regarding the federal income tax treatment of security holders of Prime Cable of Alaska, L.P. and the security holders of those security holders as set forth in that Registration Statement of General Communication, Inc.




                                               JENKENS & GILCHRIST, A
                                               Professional Corporation


                                                          /S/




Austin, Texas
September 13, 1996




                                                         REGISTRATION STATEMENT
                                                                         II-633